EXHIBIT (C)(4)

Supplementary Materials January 9, 2007

Date CVC CMCSA 7/7/2006 21.45 100 100 7/10/2006 21.61 100.628 100 7/11/2006 21.75 100.628 100 7/12/2006 21.65 100 100 7/13/2006 21.15 99.001 100 7/14/2006 20.63 99.772 100 7/17/2006 21.08 99.6 100 7/18/2006 21.28 99.087 100 7/19/2006 21.72 99.914 100 7/20/2006 21.85 98.916 100 7/21/2006 21.61 98.088 100 7/24/2006 22.2 98.345 100 7/25/2006 21.56 97.546 100 7/26/2006 21.36 98.487 100 7/27/2006 22 100.029 100 7/28/2006 22.2 100.457 100 7/31/2006 22.25 100.228 100 8/1/2006 21.69 104.424 100 8/2/2006 22.35 103.51 100 8/3/2006 22.4 104.224 100 8/4/2006 22.23 104.424 100 8/7/2006 22.08 105.308 100 8/8/2006 22.5 103.567 100 8/9/2006 21.7 105.679 100 8/10/2006 21.8 106.65 100 8/11/2006 21.84 104.766 100 8/14/2006 22.09 105.965 100 8/15/2006 22.2 107.477 100 8/16/2006 22.9 107.42 100 8/17/2006 22.97 107.563 100 8/18/2006 22.78 109.532 100 8/21/2006 22.85 109.989 100 8/22/2006 23 109.047 100 8/23/2006 23.24 108.904 100 8/24/2006 22.87 109.018 100 8/25/2006 23.03 108.447 100 8/28/2006 22.84 108.39 100 8/29/2006 23.18 109.76 100 8/30/2006 23.09 111.33 100 8/31/2006 23.28 110.616 100 9/1/2006 23.53 114.155 100 9/4/2006 23.53 114.212 100 9/5/2006 23.4 114.983 100 9/6/2006 23.44 116.067 100 9/7/2006 23.42 113.727 100 9/8/2006 23.52 114.526 100 9/11/2006 23.47 114.212 100 9/12/2006 24.09 116.581 100 9/13/2006 24.1 115.982 100 9/14/2006 24.25 116.581 100 9/15/2006 24.23 116.067 100 9/18/2006 23.77 115.04 100 9/19/2006 23.23 115.44 100 9/20/2006 23.01 115.753 100 9/21/2006 22.99 9/22/2006 22.59 9/25/2006 22.9 9/26/2006 22.73 9/27/2006 23.01 9/28/2006 22.65 9/29/2006 22.71 10/2/2006 22.65 10/3/2006 22.98 10/4/2006 23.44 10/5/2006 23.75 10/6/2006 23.93 10/9/2006 26.5 10/10/2006 26.68 10/11/2006 26.86 10/12/2006 26.91 10/13/2006 26.94 10/16/2006 27.2 10/17/2006 27.1 10/18/2006 26.97 10/19/2006 26.91 10/20/2006 27.94 10/23/2006 27.77 10/24/2006 27.75 10/25/2006 27.6 10/26/2006 27.7 10/27/2006 27.74 10/30/2006 27.71 10/31/2006 27.79 11/1/2006 27.68 11/2/2006 27.51 11/3/2006 27.77 11/6/2006 27.88 11/7/2006 27.93 11/8/2006 27.91 11/9/2006 27.99 11/10/2006 27.95 11/13/2006 27.93 11/14/2006 27.7 11/15/2006 27.79 11/16/2006 27.89 11/17/2006 27.84 11/20/2006 27.8 11/21/2006 27.81 11/22/2006 27.73 ___________________________ Source: FactSet. (1) Prices as of Oct. 6, 2006. CVC Performance Prior 6 Months 10/6/06 Pre-Offer Price $23.93 Cablevision Stock Price Performance 9/14/06 Discloses Indenture Default $24.25 11/8/06 3Q Earnings Release Supplementary Materials 1/3/07 NY Post Article 27 (1) 1

Valuation Matrix ___________________________ Source: Management projections based on Dec. 19, 2006 LRP. Wall Street projections based on benchmarking of Wall Street research including Lehman Brothers, Morgan Stanley, UBS and Deutsche Bank. Enterprise Value adjustments for management case of $11,227mm and for Wall Street case of $11,169mm, based on different valuations for the Fox Regional Sports networks. Excludes non-recurring charges totaling $84mm in 2006 and $19mm in 2007 associated with corporate G&A for special dividend, options backdating, debt compliance, privatization process and discontinued operations, settlement with Larry Brown and player write offs at the Knicks. Management case assumes an Enterprise Value for Rainbow of $4.7bn and for Lightpath of $700mm, net of capitalized corporate overhead attributable to Cable of $244mm. Wall Street case assumes an Enterprise Value for Rainbow and Lightpath of $5.1bn, net of capitalized corporate overhead attributable to Cable of $436mm. Cablevision Valuation Summary at Various Prices ($ in millions, except per share data) Supplementary Materials Comcast Cable-Only Multiple TimeWarner Cable Multiple 2

Offer Prices Based on Cable-Only 2007 EV / EBITDA Multiples (1) ___________________________ Based on 2007E cable EBITDA of $1,851mm per Dec. 19, 2006 LRP, CVC fully diluted share count of 297.2mm, Rainbow net debt and other adjustments of $1.1bn, Lightpath enterprise value of $700mm and capitalized overhead attributable to cable of $244mm. Consolidated net debt and other EV adjustments estimated at $11.2bn. Implied CVC Prices Based on Comparable Cable-Only Multiples Supplementary Materials Comcast Cable-Only Multiple TimeWarner Cable Multiple 3

Premium Analysis Implied Premia Supplementary Materials Current Offer 4

Projected AOCF (2) ___________________________ Advisor downside case assumes 15% video shortfall and 20% data and telephony shortfall. CVC A scenarios assume planned rate increases; CVC B scenarios assume no rate increases. ($MM) Supplementary Materials Cable Sensitivities - Projected Cable AOCF 5

___________________________ Assumes WACC range of 8.5% - 9.5% and Trailing AOCF multiple range of 8.0x - 9.0x. Includes NOLs valued at $3 per share. HP represent Verizon Homes-Open-for-Sale. Assumes target HP and penetration levels achieved by 2010. DCF Valuation Sensitivities Supplementary Materials CVC Consolidated DCF Valuation Sensitivities 2007 LTP Scenario 1 Scenario 2 Scenario 3 Scenario 4 STC Advisors Scenario 6

___________________________ Assumes WACC range of 8.5% - 9.5% and Trailing AOCF multiple range of 6.7x - 7.2x in Scenario 1, 6.2x - 6.7x in Scenario 2, 7.2x - 7.8x in Scenario 3 and 7.0x - 7.5x in Scenario 4. Includes NOLs valued at $3 per share. HP represent Verizon Homes-Open-for-Sale. Assumes target HP and penetration levels achieved by 2010. Alternative DCF Valuation Sensitivities Supplementary Materials Alternative CVC Consolidated DCF Valuation Sensitivities 2007 LTP Scenario 1 Scenario 2 Scenario 3 Scenario 4 STC Advisors Scenario 7

Cable Trading Multiples Trading Comparables ___________________________ Adjusted cable enterprise value excludes enterprise value of non-cable assets. Leverage statistic based on 2006 LTM EBITDA and provided for the consolidated company. Debt at market value for valuation multiples, and book for leverage statistic. Comcast figures pro forma for the Adelphia acquisition, Time Warner cable swaps, Texas/Kansas partnerships dissolution and acquisition of Disney stake in E! Networks. Time Warner Cable statistics based on OTC trading. Mean and median exclude Cablevision. Source: Projections based on consensus of Wall Street research. Supplementary Materials 8